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                            ICN Pharmaceuticals, Inc.
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                (Name of Registrant as Specified in Its Charter)
                   ICN Committee to Maximize Shareholder Value
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


The following is the text of a press release issued by the ICN Committee to Maximize Shareholder Value on or about May 24, 2001:



                 The ICN Committee to Maximize Shareholder Value
                     says, "What's Debt Got to Do With It?"

         New York, New York, May 24, 2001 -- The ICN Committee to Maximize Shareholder Value said today:

         "Questions have been posed in recent weeks about the relationship of ICN Pharmaceuticals' (NYSE: ICN) outstanding senior debt to its proposed restructuring."

         "ICN has regularly pointed out that a spin-off of Ribapharm requires refinancing or obtaining consents from ICN's senior notes. In its press releases, however, ICN rarely chooses to mention the fact that dealing with ICN's debt is not a problem limited to a spin-off - that an IPO of Ribapharm is subject to the same requirement - a fact that Ribapharm's own SEC filing makes clear."

         "ICN has asserted in some quarters that its senior debtholders `simply will not restructure' - by which we assume they mean, that no reasonable amount of money will induce ICN's senior debtholders to tender their bonds or to release their covenants."

         "If this were true however, this obstacle would affect the IPO and the spin-off equally and there simply couldn't be any IPO or spin-off of Ribapharm. If this were true, it would be irrelevant whether the funds to pay off the bonds were available from new borrowings or the proceeds of an IPO or whether the equity market is bullish or bearish."

         "And if this were indeed the case, it would cause us to ask why this point is coming to light only now and whether ICN's oft-repeated commitment to a restructuring plan was no more than a hollow attempt to placate shareholders."

         "But we think ICN's latest assertion is a `red herring' that serves only to obscure the facts and the issues."

         "We are convinced that there is a price at which ICN's non-callable senior debt can be repurchased - and that whatever premium or monetary inducement may be required is a small price to pay to pave the way for releasing the true value of ICN."


Enquiries:
Eric Knight
SSP-Special Situations Partners Inc.
Tel. + (377) 93 10 61 40